Exhibit 10.2

Courtesy Translation. In case of discrepancy, the Spanish version shall prevail.
CARTA DE RESOLUCION DEL CONTRATO SUSCRITO ENTRE LA ZARDOYA OTIS, S.A. Y EL PRESIDENTE	TERMINATION LETTER OF THE SERVICES AGREEMENT BETWEEN ZARDOYA OTIS, S.A. AND THE CHAIRMAN
Don Bernardo Calleja Calle Golfo de Salónica, 73 28033 Madrid	Mr. Bernardo Calleja Calle Golfo de Salónica, 73 28033 Madrid
27 de mayo de 2022	May 27th, 2022
Estimado Sr. Calleja:
Como Ud. Conoce, las acciones de Zardoya Otis, S.A. (la Sociedad) han sido excluidas de cotización como consecuencia de la OPA lanzada por Otis Worldwide Corporation para adquirir las acciones de la Sociedad de las que no era titular.

Dear Sr. Calleja:
As you know, the shares of Zardoya Otis, S.A. (the “Company”) were delisted earlier this month when Otis Worldwide Corporation executed the squeeze out provision to acquire the remaining interest in the Company that it did not already own.

Le escribimos en relación con el contrato suscrito entre Ud. y Zardoya Otis, S.A. (la “Sociedad”) el 26 de enero de 2021, modificado el 3 de febrero de 2021(el “Contrato”).
Con fecha de hoy, el Consejo de Administración ha ratificado su nombramiento como Presidente del mismo, si bien continuará como Consejero No ejecutivo, lo que implica que el cargo no será remunerado.
Por la presente le informamos de que, como consecuencia de la exclusión de cotización de la Sociedad, y de acuerdo con lo aprobado en el día de hoy por el Consejo de Administración, se ha decidido resolver el Contrato con efectos 31 de mayo de 2022.

We are writing to you in relation to the services agreement signed between yourself and the Company on January 26, 2021as amended on February 3, 2021 (the “Contract”).
On the date hereof, the Board of Directors has ratified your appointment as Chairman of the Board of Directors, but the continuation will be as Non Executive Director and, therefore, no remuneration will be granted.
We hereby inform you that, as a consequence of the delisting, and in accordance with the resolution passed today by the Company’s Board of Directors, the Contract has been terminated, effective May 31, 2022.

En prueba de su conformidad con cuanto antecede, le rogamos proceda a firmar la presente carta y nos devuelva copia firmada como prueba de su aceptación y conformidad.	In witness of your agreement with the foregoing, we ask you to sign this letter and return it to us as proof of your acceptance and assent.

Atentamente/Sincerelly,	Aceptado y conforme/Accepted and agreed
Zardoya Otis, S.A.	Madrid, a 27 de Mayo de 2022
P.p.

Exhibit 10.2

/s/ DA LOREA GARCIA JAUREGUI	/s/ D. BERNARDO CALLEJA FERNANDEZ
Dª Lorea Garcia Jauregui	D. Bernardo Calleja Fernández